UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 8, 2024

Aterian, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38937	83-1739858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Aterian, Inc.
350 Springfield Avenue, Suite 200

Summit, NJ 07901
(Address of Principal Executive Offices)(Zip Code)
(347) 676-1681
(Registrant’s telephone number, including area code)
N/A
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ATER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 14, 2024, Aterian, Inc. (the “Company”) issued a press release announcing, among other things, certain preliminary financial results for the fourth quarter ended December 30, 2023 (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report. The preliminary financial information presented in the Press Release is based on the Company’s current expectations and may be adjusted as a result of, among other things, completion of customary annual audit procedures and financial review.

In accordance with General Instructions B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities

On February 8, 2024, the Company committed to a fixed cost-cutting plan, including a reduction in workforce which will result in the termination of approximately 21 employees and 27 contractors globally. The Company expects to substantially complete this reduction by the end of the first quarter of 2024. The Company expects to recognize restructuring charges in connection with the plan, primarily related to severance, of $0.9 million. The Company expects the charges will be recognized primarily in the first quarter of 2024, with the majority of such charges anticipated to be paid by the end of the first quarter of 2024. This is expected to result in approximate cost savings of $4.0 million on an annual basis. As part of this plan, the Company has shifted the architecture of its technology platform, AIMEE, away from a fully internally developed model to an integrated third-party, best-of-breed model. This shift is expected to account for approximately $0.7 million of the $4.0 million total expected annualized savings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	Press Release, dated February 14, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATERIAN, INC.

Date: February 14, 2024	By:	/s/ Joseph A. Risico
Name: Joseph A. Risico
Title: Co-Chief Executive Officer